     As filed with the Securities and Exchange Commission on August 4, 2006
                                                           Registration No. 333-

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                        American Claims Evaluation, Inc.
             (Exact name of registrant as specified in its charter)

            New York                                    11-2601199
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

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                                One Jericho Plaza
                             Jericho, New York 11753
               (Address of Principal Executive Offices) (Zip Code)

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                            2000 Stock Incentive Plan
                            2005 Stock Incentive Plan
                            (Full title of the plan)

                                   Gary Gelman
                      President and Chief Executive Officer
                        American Claims Evaluation, Inc.
                                One Jericho Plaza
                             Jericho, New York 11753
                     (Name and address of agent for service)

                                 (516) 938-8000
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                               Joel I. Frank, Esq.
                              Hartman & Craven LLP
                               488 Madison Avenue
                            New York, New York 10022

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                                               CALCULATION OF REGISTRATION FEE

Title of securities          Amount to be            Proposed maximum           Proposed maximum         Amount of
to be registered             registered (1)          offering price             aggregate offering       registration
                                                     per share (2)              price (1, 2)             fee
 ------------------------------------------------------------------------------------------------------------------------------

 Common Stock, par           1,750,000               $2.02                      $3,352,580               $358.73
 value $.01 per share

 ------------------------------------------------------------------------------------------------------------------------------

         (1) Represents the maximum number of (i) 750,000 shares of Common Stock issuable under the American Claims Evaluation, Inc. 2000 Stock
         Incentive Plan and (ii) 1,000,000 shares of Common Stock issuable under the American Claims Evaluation, Inc. 2005 Stock Incentive Plan.

         (2) Based on a per share exercise price of (i) $1.70 for 100,000 shares; (ii) $1.80 for 606,000 shares; (iii) $1.94 for 310,000 shares;
         and (iv) $2.24 for 35,000 shares. The balance of the shares are exercisable at $2.02 per share and is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and
         (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low prices for
         American Claims Evaluation, Inc.'s Common Stock on August 2, 2006, as
         reported on the Nasdaq Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of Form S--8 is currently included in a prospectus dated the date hereof which will be distributed to participants in the American Claims Evaluation, Inc. 2000 Stock Incentive Plan and American
Claims Evaluation, Inc. 2005 Stock Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

The following documents filed with the U.S. Securities and Exchange Commission
(the "Commission") by the registrant, American Claims Evaluation, Inc., a New
York corporation (the "Company"), pursuant to the Securities Exchange Act of
1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

          (1)    The description of the Company's common stock, $0.01 par value
                 (the "Common Stock"), contained in the Company's Registration
                 Statement on Form 8-A (Registration No. 0-14807) filed with the
                 Commission on July 18, 1986 under Section 12 of the Exchange
                 Act.

          (2)    The Company's annual report on Form 10--KSB for the year ended
                 March 31, 2006.

All documents filed or subsequently filed by the registrant pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post--effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Company will provide without charge to each person to whom a copy of this registration statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Gary J. Knauer,
American Claims Evaluation, Inc., One Jericho Plaza, Jericho, New York 11753
(telephone (516) 938-8000).

                                                                               2

Item 4.      Description of Securities.

             Not Applicable

Item 5.      Interests of Named Experts and Counsel.

             Not Applicable

Item 6.      Indemnification of Directors and Officers.

   Section 722 of the New York Business Corporation Law ("BCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the BCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the BCL provides that the indemnification and advancement of expense provisions contained in the BCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Section 724 of the BCL provides that a person who is entitled to indemnification may seek such indemnification in court. Section 725 of the BCL provides that expenses which were advanced to a person in defending a civil or criminal action in connection with services performed as an officer and director shall be returned if it is ultimately determined that such person was not entitled to indemnification.
Section 726 of the BCL provides that a corporation has the power to purchase and maintain insurance to cover claims for indemnification.

   Article Sixth of the Company's Certificate of Incorporation, as amended, provides that it is the intention of the Company to permit a director to obtain the most beneficial treatment to directors with respect to protection from and against costs, expenses and liabilities incurred as a result of service as such, and the benefits of indemnification as may be hereafter permitted to directors of a New York corporation under the laws of the State of New York.

   In accordance with that provision of the Certificate of Incorporation, the
By-Laws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant)
including an action by or in the right of any other company of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, is or was a

                                                                               3

director or officer of the Company, or is or was serving such other company, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with such action, suit or proceeding or any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in, or, in the case of service for any other company or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, whether civil or criminal, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in or of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or, in the case of service for any other company or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the
Company, or had reasonable cause to believe that his conduct was unlawful.

   The By-Laws of the Company also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or any appeal therein, by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another company of any type of kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise against amounts paid in settlement and expenses (including attorneys'
fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding or in connection with an appeal therein if he acted in good faith and in a manner he reasonably believed to be in, or, in the case of service for any other company or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action, suit or proceeding was brought, or if no action, suit or proceeding was brought, any court of competent jurisdiction shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and settlement amount which the court shall deem proper.

   The indemnification rights referred to above shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, in connection with any action, suit or proceeding, civil or criminal,
(including an action brought by or on behalf of the Company) by reason of the fact that he, his testator or intestate, is or was a director or officer of the
Company, or is or was serving at the request of the Company as a director or officer of another company, of any type of kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, provided that no indemnification may be made to, or on behalf of, any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

   The Company has the power to purchase and maintain insurance in connection with the foregoing indemnification provisions.

                                                                               4

   At present, there is no pending litigation or other proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 7.      Exemption From Registration Claimed.

             Not Applicable

Item 8.      Exhibits.

Exhibit
Number       Description

5            Opinion of Hartman & Craven LLP regarding the legality of the securities being registered.

23.1         Consent of Hartman & Craven LLP to the filing of his opinion
             (included in Exhibit 5).

23.2         Consent of J.H. Cohn LLP to the incorporation by reference of their report on the consolidated financial statements included in the Company's Annual Report on Form 10-KSB for its fiscal year ended March 31, 2006.

24           Power of Attorney (included on the signature page of this
             Registration Statement).

Item 9.      Undertakings.

(a)          The undersigned registrant hereby undertakes to:

             (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information on the plan of distribution.

             (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

             (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i)   Any preliminary prospectus or prospectus of the
                          undersigned registrant relating to the offering
                          required to be filed pursuant to Rule 424;

                                                                               5

                    (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant
                          or used or referred to by the undersigned registrant;

                    (iii) The portion of any other free writing prospectus
                          relating to the offering containing material
                          information about the undersigned registrant or its
                          securities provided by or on behalf of the undersigned
                          registrant; and

                    (iv)  Any other communication that is an offer in the
                          offering made by the undersigned registrant to the
                          purchaser.

                                                                               6

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on this 4th day of
August, 2006.

                                        AMERICAN CLAIMS EVALUATION, INC.

                                        /s/ Gary Gelman
                                        -------------------------------
                                        Name:   Gary Gelman
                                        Title:  President and
                                                Chief Executive Officer

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Knauer his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act and any rules, regulations and requirements of the Commission in connection with this registration statement on Form S-8 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Gary Gelman          Chairman of the Board of Directors,     August 4, 2006
---------------          President and Chief Executive Officer
Gary Gelman              (Principal Executive Officer)

/s/ Gary J. Knauer       Chief Financial Officer, Treasurer      August 4, 2006
------------------       and Secretary
Gary J. Knauer           (Principal Financial and Principal
                         Accounting Officer)

/s/ Edward M. Elkin      Director                                August 4, 2006
-------------------
Edward M. Elkin

/s/ Peter Gutmann        Director                                August 4, 2006
-----------------
Peter Gutmann

/s/ Joseph Looney        Director                                August 4, 2006
-----------------
Joseph Looney

                                  EXHIBIT INDEX

 Exhibit
 Number      Description

 5           Opinion of Hartman & Craven LLP regarding the legality of the securities being registered.

 23.1        Consent of Hartman & Craven LLP to the filing of his opinion
             (included in Exhibit 5).

 23.2        Consent of J.H. Cohn LLP to the incorporation by reference of their report on the consolidated financial statements
             included in the Company's Annual Report on Form 10-KSB for its fiscal year ended March 31, 2006.

 24          Power of Attorney (included on the signature page of this
             Registration Statement).